EXHIBIT 10.1

STRATEGIC DEVELOPMENT AGREEMENT

THIS STRATEGIC DEVELOPMENT AGREEMENT (this “Agreement”), is effective as of September 30, 2019 (the “Effective Date”), by and between China VTV Limited, a Nevada company (“CVTV”) with primary offices at 393 Jaffe Road, Suite 17A, Wan Chai, Hong Kong, and CybEye Image, Inc., a corporation organized under the laws of the State of Delaware (“CybEye” or the “Developer”) with primary offices at 21515 Hawthorne Blvd., Ste. 690, Torrance, CA 90503. CVTV and CybEye are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WITNESSETH

WHEREAS, CVTV intends to have the Developer develop and provide technical support and maintenance to CVTV’s online streaming media platform (the “OTT Platform”) and incorporate blockchain technologies to CVTV’s OTT Platform to enhance security;

WHEREAS, CybEye desires to provide technical support and maintenance services to CVTV;

NOW THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. For purposes of this Agreement, the following words and phrases shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person. A Person shall be regarded a s in control of another Person if it owns, or directly or indirectly controls, at least fifty percent (50%) of the voting stock or other ownership interest of the other Person, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other Person by any means whatsoever.

“Agreement” has the meaning set forth in the introductory paragraph to this Agreement.

“App” has the meaning set forth in Section 2.1.

“Applicable Law” means all laws, rules, regulations and guidelines, as existing as of the Effective Date and as may be amended from time to time thereafter, that apply to the alternative finance industry or the performance of each Parties obligations under this Agreement, in each case to the extent applicable and relevant to such party.

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“Better Price” has the meaning set forth in Section 7.1.

“Board” has the meaning set forth in Section 3.1.

“Business Day” means any weekday of the year on which banking institutions in New York are not authorized or obligated by law or executive order to close.

“Business Hours” mean 9 AM to 6 PM Pacific Daylight Time in the United States on Business Days.

“Capacity Goal” has the meaning set forth in Section 2.1.

“Capitalization Adjustment” means, subject to any required action by the shareholders of CVTV, the number of shares to be issued pursuant to this Agreement, shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a subdivision or consolidation of shares or the payment of a stock dividend, or any other increase or decrease in the number of such shares effected without receipt of consideration by CVTV; provided however that the conversion of any convertible securities of CVTV, if applicable, shall not be deemed having been "effected without receipt of consideration by CVTV.”

“Compensation Shares” has the meaning set forth in Section 9.2.

“CTO” has the meaning set forth in Section 3.1.

“CVTV Parties” has the meaning set forth in Section 11.2.

“CVTV Parties’ Losses” has the meaning set forth in Section 11.2.

“Designated Technicians” has the meaning set forth in Section 2.3.

“Developer Parties” has the meaning set forth in Section 11.1.

“Developer Parties’ Losses” has the meaning set forth in Section 11.1.

“Employment Agreement” means the employment agreement between Mr. Bing Liu and CVTV to be entered simultaneously with this Agreement.

“Expiration” means three years from the Effective Date, which is the end of the Term of this Agreement absent earlier Termination in accordance with the terms set forth in Article 8.1 hereof.

“Improvements” means any improvements to the Technology that are conceived by CVTV or the Developer associated with the activities of this Agreement during the Term of this Agreement.

“Licensing Agreement” has the meaning set forth in Section 4.1.

“OTT Platform” has the meaning set forth in the recital.

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“Person” means an individual, corporation, partnership, trust, limited liability company, unincorporated organization, joint stock company, joint venture, association or other entity, or any government, or any agency or political subdivision thereof or any branch of any legal entity.

“Price Difference” means the difference between $4.00 per share and the Better Price.

“Regulatory Authority” means any administrative or other applicable governmental agency in the Territory having responsibilities for regulation of the Purpose and the Technology.

“Rule 144” has the meaning set forth in Section 9.2.

“Securities Act” has the meaning set forth in Section 9.2.

“Server Fees” has the meaning set forth in Section 5.1.

“Technology” means all proprietary technology licensed to CVTV pursuant to the Licensing Agreement in order to carry out the purposes of this Agreement.

“Technical Services” mean any technical development, maintenance, coding, and related technical services that CybEye conducts in its ordinary business.

“Term” has the meaning set forth in Article 8.

“Termination” has the meaning set forth in Article 8.1.

Section 1.2 General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. Unless otherwise specified, words such as “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular Section or subsection of this Agreement, and references herein to “Articles” or “Sections” refer to Articles or Sections of this Agreement.

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ARTICLE II

PLATFORM DEVELOPMENT

Section 2.1 Development Goals and Obligations. The Developer shall design, create and maintain an online platform with blockchain technologies to be used on smart phones, tablets, computers, and any other electronic end devices as requested by CVTV to serve the business needs of CVTV, including without limitation providing media streaming services per orders of CVTV’s viewers or live streaming services, allowing CVTV’s viewers to upload their own videos to CVTV’s platform and interact with other viewers, and creating an unalterable blockchain-encrypted CVTV account for each viewer who meets CVTV’s criteria The Developer shall connect its existing blockchain platform, App Blockchain Crypto Domain Exchange, to CVTV’s OTT Platform and work with CVTV’s employees per the instructions of CVTV to enhance the security and stability of CVTV’s technical system. . In addition to creating new functions to CVTV’s platform and App, the Developer shall design tools and software to monitor and manage CVTV’s viewer database, and provide systematic updates to CVTV’s platform and App. Within six months from the Effective Date of this Agreement, the Developer shall deliver to CVTV the new app that the Developer creates (the “App”) for CVTV’s streaming business and new OTT Platform, which shall have the capacity to support one million viewers’ use of the App at the same time (the “Capacity Goal”).

Section 2.2 Timely Updates. CVTV shall provide specific instructions about how it intends to improve and update the App at the beginning of every three months commencing from the Effective Date and the Developer shall design and create the proper coding and software to achieve the updates requested by CVTV every three months. Any department of CVTV and its Affiliates may send update requests to the Developer within a timeframe upon which the Parties mutually agree.

Section 2.3 Personnel. The Developer shall designate five (5) technicians (the “Designated Technicians”), two of whom are senior technicians, to work with CVTV full-time (no less than forty (40) hours per week for each technician). In addition, the Developer shall contribute all and any labor, equipment, vendor resources, administrative services (including invoicing), and licensing necessary to deliver the services and achieve the purposes set forth in this Agreement.

Section 2.4 Maintenance and Technical Support. The Designated Technicians shall be responsible for developing, monitoring and maintaining the operations of CVTV’s OTT Platform and the new App during the Business Hours and shall be available to fix any issues and problems that the OTT Platform and the App may have outside the Business Hours to ensure the smooth operations of CVTV’s OTT Platform and App at any time. The Designated Technicians shall communicate with the officers and employees of CVTV and its Affiliates, not directly with the customers or viewers of CVTV.

Section 2.5 Office Spaces. Commencing from the Effective until the Termination or Expiration Date of this Agreement, the Developer shall make two office rooms on its premises available for CVTV’s exclusive use and agrees to have the address of the Developer’s primary offices listed as CVTV’s U.S. headquarters on all of CVTV’s publications and government filings. For clarification, CVTV shall not have to provide any additional consideration for the use of the Developer’s office other than the considerations set forth below.

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ARTICLE III

CVTV OFFICER AND BOARD SEAT

Section 3.1 Subject to the approval of the board of directors of CVTV (the “Board”) and the terms and conditions of the Employment Agreement between CVTV and Mr. Bing Liu, Mr. Bing Liu, the CEO and founder of CybEye, agrees to serve as the Chief Technology Officer (“CTO”) of CVTV and a member of the Board of CVTV. As the CTO of CVTV, Mr. Bing Liu shall be in charge of designing and developing CVTV’s streaming media platform and App with blockchain technologies and report the status of the technical operations of CVTV to the Chief Executive Officer of CVTV and the Board on a routine basis.

ARTICLE IV

INTELLECTUAL PROPERTY

Section 4.1 IP Licensing. Simultaneously with the execution of this Agreement, the Parties shall enter into a non-exclusive licensing agreement (the “Licensing Agreement”) pursuant to which CVTV and its Affiliates shall have the right to use and develop any intellectual property and proprietary information, including without limitation any patents, trademarks, and know-how, which the Developer owns, to carry out the purposes and goals of this Agreement. The Developer will make all such information available to CVTV and cooperate with the CVTV in gaining access and using such intellectual property.

Section 4.2 Ownership of New Technology. Subject to the terms and conditions in the Licensing Agreement, the Developer shall grant CVTV a fully paid perpetual license to use the Improvements to the Technology, as well as any modifications thereto, developed during the term of this Agreement for the purposes of carrying out this Agreement regardless which Party or Parties create, design, develop or complete the Technology.

ARTICLE V

FINANCIAL PROVISIONS

Section 5.1 Development Costs and Expenses. Except as explicitly provided in this Agreement, each Party shall be solely responsible for the funds necessary or desirable required in connection with implementing this Agreement, except that CVTV shall pay for the server fees (the “Server Fees”) that the Developer may incur, beyond the testing stage of the new App and blockchain-embedded OTT Platform, by using servers from a third party. The Developer shall present to CVTV the invoices of the Server Fees from the third party provider for CVTV’s reimbursement in a timely manner.

Section 5.2 Books and Records. Each Party shall keep and maintain or cause to be maintained books and records pertaining to its activities in connection with this Agreement in accordance with U.S. Generally Accepted Accounting Principles.

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ARTICLE VI

EXCLUSIVITY

Section 6.1 Exclusivity.

(a) During the term of this Agreement, the Developer will develop the OTT Platform only for CVTV and will not engage in providing any services to other media companies.

(b) Subject to Section 6.1(a), during the Term of this Agreement, the Developer shall bring to CVTV’s attention any project other than the services described herein that the Developer intends to serve and CVTV shall have the first right to participate in such project at its sole discretion.

(c) The exclusivity set forth in this Article 6 shall immediately terminate upon Termination or Expiration of this Agreement.

ARTICLE VII

CONSIDERATION

Section 7.1 Stock Issuance to the Developer. Upon execution of this Agreement and after a reasonable period of time to register the common stock of CVTV as described below, CVTV shall issue two million and five hundred thousand (2,500,000) shares of its unissued and registered common stock to the Developer to compensate the Developer for the technical services it shall provide to CVTV pursuant to this Agreement. The Parties agree that subject to the restrictions imposed by the state and federal securities laws and regulations, the Developer may sell and dispose any or all of the 2,500,000 shares of CVTV’s common stock at any time at a per share price of not less than $5.00, subject to the Capitalization Adjustment. In the event that CVTV issues and sells its common stock to a third party at a price less than $4.00 per share (the “Better Price”) (subject to Capitalization Adjustment) in any private transaction within the next twelve (12) months from the Effective Date, CVTV shall issue the Developer options to purchase a number of shares of CVTV’s common stock which equals the result of the Price Difference multiplied by 2,500,000 divided by the Better Price, at the strike price equal to the Better Price.

Section 7.2 Monthly Payments in Stock or Cash. In addition to the consideration set forth in Section 7.1, CVTV shall issue forty thousand (40,000) shares of unissued and registered common stock to the Developer at the end of each whole month for the Developer’s services pursuant to this Agreement until the earlier of 1) Termination or Expiration of this Agreement under Article VIII, or 2) listing of CVTV’s common stock on a national stock exchange market, such as the Nasdaq Stock Exchange or New York Stock Exchange; so long as the Developer provides satisfactory services to CVTV and meets the Capacity Goal. Upon listing of CVTV’s common stock on a national stock exchange market, CVTV shall make a cash payment of $150,000 to the Developer instead of the stock payment at the end of each whole month for the Developer’s services pursuant to this Agreement until the Termination or Expiration of this Agreement pursuant to Article VIII, so long as the Developer provides satisfactory services to CVTV and meets the Capacity Goal. CVTV agrees to compensate the Developer for its services provided for less than a whole month pro rata based on the number of days the Developer works.

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Section 7.3 Performance-Based Stock Options. Subject to the terms of the Employment Agreement between Mr. Bing Liu and CVTV and the approval of the Board, CVTV shall grant Mr. Bing Liu stock incentive options to purchase no more than 500,000 shares of CVTV’s common stock each year during the Term of this Agreement pursuant to CVTV’s incentive stock option plan, so long as the Developer and Mr. Bing Liu provide satisfactory services to CVTV and meet the Capacity Goal. Subject to the approval of the Board, CVTV shall grant two Designated Technicians selected by the Developer incentive stock options, each to purchase no more than 100,000 shares of CVTV’s common stock each year during the Term of this Agreement pursuant to CVTV’s incentive stock option plan, so long as the Developer provides satisfactory services to CVTV and meets the Capacity Goal.

ARTICLE VIII

TERM AND TERMINATION

Section 8.1 Term. Unless earlier terminated (“Termination”) pursuant to this Article, the Term of this Agreement shall continue in full force and effect from the Effective Date until September 29, 2022.

Section 8.2 Termination by Mutual Agreement. The Parties may terminate this Agreement at any time under mutual written consent and under terms and conditions to be agreed upon at the time of termination.

Section 8.3 Termination for Breach. One Party may terminate this Agreement or suspend performance under this Agreement upon written notice to the other Party at any time during the Term of this Agreement, if the other Party is in material breach of this Agreement and such other Party has not cured such material breach within sixty (60) days after notice requesting the cure of the breach. If a cure is not capable, the non-breaching Party may terminate this Agreement, or suspend performance under this Agreement, immediately.

Section 8.4 Termination for Bankruptcy. Either Party may immediately terminate this Agreement upon written notice to the other Party if the other Party becomes insolvent, admits in writing its inability to pay debts as they become due, is liquidated, dissolved or ceases to conduct business, makes an assignment for the benefit of creditors, or files or has filed against it a petition in bankruptcy or reorganization proceedings.

Section 8.5 Renewal. The Term of this Agreement shall automatically renew for another three (3) years unless one of the Parties provides to the other Party written notice of its intention not to renew the Term of this Agreement, at least sixty (60) days prior to the end of the Term.

Section 8.6 Transfer of Accounts. In the event of Termination or Expiration of this Agreement, the Developer shall transfer or cause to be promptly transferred to CVTV all of the source codes, account information, documents, and third party contracts relating to the App, OTT Platform and other activities associated with this Agreement at no cost or for no additional consideration.

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ARTICLE IX

REPRSENTATIONS AND WARRANTIES

Section 9.1 Representations and Warranties of CVTV. CVTV hereby represents, warrants and covenants as of the Effective Date as follows:

(a) Organization. CVTV is a company duly organized, validly existing and in good standing under the laws of the jurisdiction where such company was formed or incorporated and has all necessary company power and authority to own its properties and to conduct its business, as currently conducted.

(b) Authority. CVTV has the power and authority to execute, seal and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to take all other actions required to be taken pursuant to the provisions of this Agreement; and this Agreement is valid and binding upon CVTV in accordance with its terms. Neither the execution, sealing and delivering of this Agreement nor the consummation of the transactions contemplated will constitute any violation or breach of the articles of incorporation or the by-laws of CVTV or any provision of any contract, document or instrument to which CVTV is a party, to which CVTV is bound, or by which any of the assets or property of CVTV may be affected or secured, or any order, writ, injunction, decree, statute, rule or regulation.

(c) Compliance with Law; Regulatory Matters. No written communication has been received by CVTV or any of its Subsidiaries and Affiliates, and no investigation, regulatory enforcement action or any related review by any Regulatory Authority or other governmental authority is or at any time prior to the Effective Date has been pending (or, to the knowledge of CVTV and its Subsidiaries and Affiliates, is or at any time prior to the Effective Date has been threatened) by any Regulatory Authority or other governmental authority with respect to any alleged or actual violation by CVTV, any of its Subsidiaries and Affiliates or any third party of any Applicable Law or other requirement of any Regulatory Authority.

(d) Absence of Claims. As of the Effective Date, (i) there are no suits or actions, administrative, arbitration or other proceedings or governmental investigations pending (or, to the knowledge of CVTV and its Affiliates, threatened against or affecting) CVTTV or any of its Subsidiaries or Affiliates, and (ii) there is no judgment, order, injunction, decree, writ or award against CVTV that is not satisfied and remains outstanding with respect to any of the foregoing.

Section 9.2 Representations and Warranties of the Developer. CybEye hereby represents, warrants and covenants as of the Effective Date as follows:

(a) Organization. CybEye is a company duly organized, validly existing and in good standing under the laws of the jurisdiction where such company was formed or incorporated and has all necessary company power and authority to own its properties and to conduct its business, as currently conducted.

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(b) Authority. CybEye has the power and authority to execute, seal and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to take all other actions required to be taken pursuant to the provisions of this Agreement; and this Agreement is valid and binding upon CybEye in accordance with its terms. Neither the execution, sealing and delivering of this Agreement nor the consummation of the transactions contemplated will constitute any violation or breach of the certificate of incorporation or the operating agreement of CybEye or any provision of any contract, document or instrument to which CybEye is a party, to which CybEye is bound, or by which any of the assets or property of CybEye may be affected or secured, or any order, writ, injunction, decree, statute, rule or regulation.

(c) Compliance with Law; Regulatory Matters. CybEye represents and warrants that it shall comply, and shall ensure that its Affiliates comply, with all local, state and international laws and regulations relating to its and their performance of their obligations and exercise of their rights under this Agreement.

(d) Restricted Stock. The Developer acknowledges and understands the shares of CVTV’s common stock to be issued under Section 7.1 and 7.2 (“Compensation Shares”) are being offered in a transaction not involving a public offering within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). The Compensation Shares have not been registered under the Securities Act, and, if in the future, in accordance with the terms of this Agreement, the Developer decides to offer, resell, pledge or otherwise transfer the Compensation Shares, such Compensation Shares may be offered, resold, pledged or otherwise transferred only: (i) pursuant to an effective registration statement filed under the Securities Act, (ii) pursuant to an exemption from registration under Rule 144 promulgated thereunder ("Rule 144"), if available, or (iii) pursuant to any available other exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. The Developer agrees that if any assignment, disposition, transfer, pledge of or similar action with respect to its Compensation Shares or any interest therein is proposed to be made by the Developer or its affiliates, as a condition precedent to any such action, the Developer shall be required to deliver to CVTV an opinion of counsel satisfactory to CVTV that such action does not violate the Securities Act or the rules and regulations promulgated thereunder. Absent registration or an available exemption from registration, the Developer agrees that it will not take any such action with respect to the Compensation Shares.

(e) SEC Information. The Developer confirms it has received or has had full access to all of CVTV’s publicly available documents, which are available on the Securities and Exchange Commission’s website at www.sec.gov, and the information it considers necessary or appropriate to make an informed investment decision with respect to the Compensation Shares to be issued to it under this Agreement. The Developer understands that no person has been authorized to give any information or to make any representations, which were not furnished pursuant to this Agreement. The Developer has had the opportunity to ask questions about the business and financial condition of CVTV and received answers from CVTV in that regard.

(f) Investment Purposes. The Compensation Shares to be acquired by the Developer hereunder will be acquired for investment for its own account, and not with a view to the resale or distribution of any part thereof, and the Developer has no present intent of selling or otherwise distributing any part of the Compensation Shares except in compliance with applicable securities laws.

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ARTICLE X

CONFIDENTIALITY

Section 10.1 Definition. All proprietary information, documents, materials, trade secrets and know-how disclosed or furnished pursuant to this Agreement collectively constitutes the “Confidential Information” regardless of whether it is marked or identified as “confidential” at the time of disclosure.

Section 10.2 Treatment of Confidential Information. Neither Party will use the Confidential Information of the other for any purpose unrelated to the exercise of its rights or fulfillment of its obligations under this Agreement. Each Party will hold such Confidential Information in confidence during the Term and for a period of three (3) years after the termination or expiration date of this Agreement (except that Confidential Information identified by a Party as a trade secret shall be held in confidence for as long as such information remains a trade secret). Each Party shall exercise with respect to the Confidential Information of the other Party the same degree of care as the Party exercises with respect to its own confidential or proprietary information of a similar nature, but in no event less than reasonable care, and shall not disclose it or permit its disclosure to any third party, other than: (a) to its Affiliates, and those of its and its Affiliates’ respective employees, licensees, consultants, contractors, accountants, attorneys, advisors and agents, as well as to any potential acquirers, investors or lenders and their respective advisors, in each of the foregoing cases who are bound by a substantially similar obligation of confidentiality under this Agreement and (b) by or on behalf of the Party to any applicable Regulatory Authority in connection with the regulatory approval process and/or other regulatory matters.

Section 10.3 Exceptions. However, such undertaking of confidentiality shall not apply to any information or data which: (a) the receiving party receives without obligation of confidentiality at any time from a third party lawfully in possession of same and having the right to disclose same; (b) is, as of the Effective Date, in the public domain, or subsequently enters the public domain through no fault of the receiving party; (c) is independently developed by the receiving party as demonstrated by written evidence without reference to or benefit of information disclosed to the receiving party by the disclosing party; or (d) is publically disclosed pursuant to the prior, written approval of the disclosing party.

Section 10.4 Permitted Disclosure. If a Party is required to disclose any Confidential Information of the other Party pursuant to Applicable Law or legal process, the Party shall (a) give prior, written notice of such required disclosure to the other Party, to the extent reasonably practicable, (b) give reasonable assistance to the other Party, if requested thereby, seeking confidential or protective treatment thereof, and (c) only disclose such Confidential Information to the extent required by such Applicable Law or legal process.

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ARTICLE XI

INDEMNIFICATION

Section 11.1 CVTV’s Indemnification Obligations. CVTV shall at all times during the term of this Agreement and thereafter defend, hold harmless and indemnify the Developer, its officers, directors, employees, agents and Affiliates (“Developer Parties”), and the successors and assigns of the foregoing against any and all expenses, damages, costs, judgments and liabilities of any kind whatsoever, including reasonable attorneys’ fees, payable to third parties as a result of a Third Party claim, suit, or cause of action (collectively, the “Developer Parties’ Losses”) arising out of a breach of any of CVTV’s representations, warranties or obligations under this Agreement, or gross negligence, willful misconduct or illegal acts of CVTV, except to the extent that such Losses arise solely out of the negligence, willful misconduct or illegal acts of the Developer Parties or are subject to indemnification by the Developer under Section 11.2.

Section 11.2 Developer’s Indemnification Obligations. The Developer shall at all times during the term of this Agreement and thereafter defend, hold harmless and indemnify CVTV, its officers, directors, employees, agents and Affiliates (“CVTV Parties”), and the successors and assigns of the foregoing against any and all expenses, damages, costs, judgments and liabilities of any kind whatsoever, including reasonable attorneys’ fees, payable to third parties as a result of a Third Party claim, suit, or cause of action (collectively, the “CVTV Parties’ Losses”) arising out of a breach of any of the Developer’s representations, warranties or obligations under this Agreement, any liabilities to a third party as a result of any actual or alleged infringement of any intellectual property (including patent) rights in connection with the activities described in this Agreement, or gross negligence, willful misconduct or illegal acts of the Developer, except to the extent that such Losses arise solely out of the negligence, willful misconduct or illegal acts of the Developer Parties or are subject to indemnification by CVTV under Section 11.1.

Section 11.3 Obligations of the Indemnified Parties. Each indemnified Party under this Agreement shall give the indemnifying Party prompt written notice of any claim it receives, including all particulars of such claim(s) to the extent known to the indemnified Party; provided, that the failure to give timely notice to the indemnifying Party as contemplated hereby shall not release the indemnifying Party from any liabilities under this Article 11 except to the extent the indemnifying Party is materially prejudiced in defending any claim by such failure. The indemnified Party shall also give the indemnifying Party the opportunity to assume sole and full control of the defense and settlement of all claims for which it is seeking indemnification. If the indemnifying Party assumes such control and defends against such Losses, it shall not be responsible for the legal fees of any attorneys additionally employed by the indemnified Party. If the indemnifying Party refuses to defend, it shall remain liable for the legal fees of any attorneys employed by the indemnified Party. If the indemnifying Party is not given the opportunity to assume sole and full control of the defense and settlement, then it shall have no liability of the purported indemnified Party for the associated claim(s), whether for attorneys’ fees, costs, expenses, or Losses. The Party not assuming the defense of any such claim shall render all reasonable assistance to the Party assuming such defense, and all reasonable out-of-pocket costs of such assistance shall be promptly paid or reimbursed by the indemnifying Party, except that the indemnifying Party shall not have any obligation to pay additional attorneys’ fees, should the indemnified Party choose to retain separate counsel.

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Section 11.4 Settlement. Except in case the indemnifying Party refuses to fully defend and hold harmless the indemnified Party against the subject Losses, in no event shall the indemnified Party settle any claims subject to indemnification under this Article 11 without the consent of the indemnifying Party. The indemnifying Party may settle any claim under this Article 11 on behalf of the indemnified Party with consent of the indemnified Party so long as the indemnified Party is not required to make any payments not covered by the indemnifying Party.

Section 11.5 Survival. The obligations of the Indemnified Parties under this Article 11 shall be continuing obligations of the Parties, as the case may be, and shall specifically survive the termination of this Agreement until three (3) years from the termination or expiration of this Agreement.

ARTICLE XII

MISCELLANEOUS

Section 12.1 Notices. Any notice, request or other communication to be given or made under this Agreement to the Parties hereto shall be in writing. Such notice, request or other communication shall be deemed to have been duly given or made when it shall be delivered by hand, or overnight mail to the Party to which it is required or permitted to be given or made at such Party’s address specified in the recital section of this Agreement or at such other address as such Party shall have designated by notice to the Party given or making such notice, request or other communication.

Section 12.2 Counterparts. This Agreement may be executed in any number of counterparts, one for each Party, each of which shall be deemed an original, but all of which together shall constitute a single instrument. It is also agreed and understood that this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, representatives, executors, successors, and assigns, and that the Agreement shall not have any effect unless and until it has been executed by all Parties hereto. This Agreement may be executed electronically and such execution shall be treated for all purposes as an original.

Section 12.3 Severability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby as long as the remaining provisions do not fundamentally alter the relations among the Parties hereto.

Section 12.4 Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of New York, without regard to conflict of law principles.

Section 12.5 Adjudication and Consent to Jurisdiction. Any controversy, claim or dispute between the Parties arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, shall be submitted by the Parties in dispute to binding arbitration in accordance with the arbitration rules then in effect of the International Chamber of Commerce. Any such arbitration shall be conducted in the State of New York, U.S.A. Any judgment or award rendered by the arbitrator shall be final and binding on the Parties. The Parties agree that such judgment and/or award may be enforced in any court of competent jurisdiction.

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Section 12.6 No Third Party Rights; Assignment. This Agreement is intended to be solely for the benefit of the Parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any other Person. All rights and obligations hereunder and under any agreements and documents executed and delivered in connection herewith shall not be assignable, except with the consent of all Parties.

Section 12.7 Waivers and Amendments. No modification of or amendment to this Agreement shall be valid unless in a writing signed by the Parties hereto referring specifically to this Agreement and stating the Parties’ intention to modify or amend the same. Any waiver of any term or condition of this Agreement must be in a writing signed by the Party sought to be charged with such waiver referring specifically to the term or condition to be waived, and no such waiver shall be deemed to constitute the waiver of any other breach of the same or of any other term or condition of this Agreement.

Section 12.8 Headings. The headings in this Agreement are for purposes of reference only and shall not be considered in construing this Agreement.

Section 12.9 Specific Performance. The Parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that, in the event of breach by any Party, the other Parties shall be entitled to specific performance and injunctive and other equitable relief; and the Parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

Section 12.10 Further Assurances. Without limiting the generality of the foregoing, each Party to this Agreement agrees to take all Necessary Actions to ensure that the provisions of this Agreement are implemented. From time to time, at the reasonable request of any other Party hereto and without further consideration, each Party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or appropriate to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

China VTV Limited

By: _____________________________

Name: Tijin Song

Title: Chairman and CEO

Email:

Telephone:

CybEye Image, Inc.

By: _____________________________

Name: Bing Liu

Title: Chief Executive Officer

Email:

Telephone:

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